                                                                    EXHIBIT 3.24

                                                    1333927
                                                   ENDORSED
                                                     FILED
                                         in the office of the Secretary
                                         of State of the State of California
                                                  MAR 13 1985
                                         MARCH FONG EU, Secretary of State
                                              Sharon K. Hawkins
                                                   Deputy


                         ARTICLES OF INCORPORATION OF

                               OASIS RADIO, INC.
                         ----------------------------

     ONE:         The name of this Corporation is Oasis Radio, Inc.

     TWO:         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

     THREE:       The name and address in this state of the Corporation's
initial agent for service of process is Carole R. Prenter, 2020 Strand, Hermosa Beach, California 90254.

     FOUR:        The total number of shares which the Corporation is authorized to issue is one hundred thousand (100,000).

     Dated:  March 12, 1985.


                                           Robert B. England
                                           ------------------
                                           Robert B. England,
                                           Sole Incorporator

     I declare that I am the person who executed the above Articles of Incorporation and such instrument is my act and deed.


                                           Robert B. England
                                           ------------------
                                           Robert B. England,
                                           Sole Incorporator